UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

November 14, 2008

Date of Report (Date of earliest event reported)

BASIN WATER, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51991	20-4736881
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9302 Pittsburgh Avenue, Suite 210 Rancho Cucamonga, CA		91730
(Address of principal executive offices)		(Zip Code)

(909) 481-6800

Registrant’s telephone number, including area code

8731 Prestige Court

Rancho Cucamonga, CA 91730

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective November 14, 2008, the property located at 9302 Pittsburgh Avenue, Suite 210, Rancho Cucamonga, California will serve as the corporate headquarters of Basin Water, Inc. (the “Company”). The Company leased this office space, which covers approximately 10,958 rentable square feet (10,038 usable square feet), pursuant to a Standard Multi-Tenant Office Lease (the “Lease Agreement”), dated as of June 1, 2007, with Sixth & Pittsburgh, LLC. The Lease Agreement provides for, among other things, a term of 63 months, an option to extend the term of the lease for an additional five years and monthly rent in the amounts set forth in the table below.

Term Months	Monthly Rental Rate
Month 1	$21,368.00
Months 2-4	$0.00
Months 5-33	$21,368.00
Months 34-63	$22,971.00

In addition, the Company has agreed to pay 33.2% of the operating expenses of the premises, which represents its share of the rentable space of the premises.

The foregoing description of the Lease Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.35.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Document

10.35	Standard Multi-Tenant Office Lease, dated June 1, 2007, between Basin Water, Inc. and Sixth & Pittsburgh, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASIN WATER, INC. (Registrant)

Date: November 18, 2008	BY:	/s/ W. Christopher Chisholm
W. Christopher Chisholm
Vice President and Chief Financial Officer